ATLANTIC ENERGY AND SUBSIDIARIES                                    EXHIBIT I-2


                                       CONTROLLING                           AGENT/
        COMPANY                        DOCUMENT(S)                      TRUSTEE/LENDER(S)
        -------                        -----------                      -----------------


Atlantic Energy, Inc.    Revolving Credit Agreement dated as    Bank of New York, Agent
                         of September 28, 1995

Atlantic City Electric   Agreement of Merger dated as of May    Not applicable.
Company                  24, 1949, as amended through May 3,
                         1991

                         Mortgage and Deed of Trust dated       Bank of New York, Trustee
                         January 15, 1937, as amended and
                         supplemented

                                                                Chemical Bank, Issuing
                                                                Agent and Paying Agent

                         Indenture dated March 1, 1997          Bank of New York, Trustee

                         Indenture dated February 1, 1966       First Union Bank, Trustee

                         Indentures dated 7/15/84 and 3/1/91    Summit Bank


                         Various Agreements                     Various Banks


                                  TYPE OF SECURITIES/               OUTSTANDING
        COMPANY                       ARRANGEMENT                     6/30/97
        -------                       -----------                     -------
                                                                    ($ MILLIONS)

Atlantic Energy, Inc.    Unsecured Notes/Letters of Credit          62.9 (1)
                                                                 (75 Available)

Atlantic City Electric   Preferred Stock                              84.0
Company


                         First Mortgage Bonds                         680.0



                         Commercial Paper Notes                        0.0


                         Unsecured Notes/MTNs                         15.0

                         Debentures (Junior Funded Debt)               2.6

                         Pollution Control Notes                      122.6
                         (Secured by FMBs)

                         Committed lines of credit (for CP            12.5
                         backup)                                 (100 Available)


(1)     Includes borrowings of $51.5 million and LOCs of $11.4 million

                                       CONTROLLING                           AGENT/
        COMPANY                        DOCUMENT(S)                      TRUSTEE/LENDER(S)
        -------                        -----------                      -----------------


Atlantic City Electric   Various Agreements                     Various Banks
Company (continued)

                         Indenture (For Unsecured               Bank of New York, Trustee
                         Subordinated Debt Securities
                         relating to Trust Securities) dated
                         as of October 1, 1996.

Atlantic City Electric   Scrubber Sale Leaseback dated          ABN Amro Bank NV
Company (lessee)         December 22, 1994

Atlantic Energy          Guarantee Agreements                   Not applicable.
Enterprises

                                                                Not applicable.


ATE Investment           Revolving Credit Agreement dated as    Bank of New York
(with support            of May 24, 1988
agreement from AEI)

                         Note Agreement dated October 15, 1992  Teachers

ATE Investment           Guarantee Agreements                   Various
(Guaranteed by AEI)

Atlantic Generation,     Guarantee Agreement                    Not applicable.
Inc.

                                  TYPE OF SECURITIES/               OUTSTANDING
        COMPANY                       ARRANGEMENT                     6/30/97
        -------                       -----------                     -------
                                                                    ($ MILLIONS)

Atlantic City Electric   Uncommitted lines of credit                  88.4
Company (continued)                                              (150 Available)

                         Unsecured Subordinated Debt                  70.0
                         Securities



Atlantic City Electric   Fully defeased cross border lease             0.0
Company (lessee)

Atlantic Energy          Guarantee of payment to gas                   4.0
Enterprises              suppliers for Enerval

                         Pledge of assets to gas supplier              1.2
                         for Enerval

ATE Investment           Revolving credit and term loan                9.5
(with support            agreement                               (25 Available)
agreement from AEI)

                         Senior Notes                                 15.0

ATE Investment           AEI guarantees performance of ATE             N/A
(Guaranteed by AEI)      Investments under airplane leases

Atlantic Generation,     Guarantee of  Vineland                        9.0
Inc.                     Cogeneration Project expenses

                                       CONTROLLING                           AGENT/
        COMPANY                        DOCUMENT(S)                      TRUSTEE/LENDER(S)
        -------                        -----------                      -----------------


Atlantic Generation,     Contracts                              Not applicable.
Inc. (continued)

                         Guarantee Agreement                    Not applicable.

Atlantic Generation,                                            First Chicago
Inc.
Re: Binghampton

Atlantic Thermal         Credit Agreement                       First Chicago, Agent
Systems
(with support
agreement from AEI)

Pearl Fuel Company       Nuclear Fuel Agreement dated as of     First Chicago and
                         February 1, 1990                       Bank of New York


                                  TYPE OF SECURITIES/               OUTSTANDING
        COMPANY                       ARRANGEMENT                     6/30/97
        -------                       -----------                     -------
                                                                    ($ MILLIONS)

Atlantic Generation,     Guarantee of Vineland                         1.4
Inc. (continued)         Cogeneration Project take or pay

                         Binghamton Cogen take or pay                  0.7

Atlantic Generation,     Letter of Credit (expires 1/9/98)             6.0
Inc.
Re: Binghampton

Atlantic Thermal         Unsecured Notes/ Letters of Credit         78.5 (1)
Systems                                                          (175 Available)
(with support
agreement from AEI)

Pearl Fuel Company       Revolving loan agreement                     35.5
                         financing nuclear fuel through
                         issuance of commercial paper.


(1)     Includes LOCs of $0.5 million

LETTERS OF CREDIT UNDER AEI FACILITY (AS OF 6/30/97)

COMPANY                               BENEFICIARY               ISSUING BANK              AMOUNT                 EXPIRATION
-------                               -----------               ------------              ------                 ----------
                                                                                      ($ THOUSANDS)

Atlantic Energy                  Vietnamese Government        Bank of New York              62                     7/15/97
International

Atlantic Energy                  Vietnamese Government        Bank of New York              20                     7/30/97
International

Atlantic Generation                    Fuji Bank              Bank of New York            5,250                    4/8/98
RE:  Pedricktown

Atlantic Generation                City of Vineland           Bank of New York            4,200                    6/1/98

Enerval                           Phillips Production         Bank of New York             250                     1/31/98

Enerval                             North Penn Gas            Bank of New York            1,600                    6/30/98
                                                                                          -----

                                                                                          11,382

LETTERS OF CREDIT UNDER ATS FACILITY (AS OF 6/30/97)

COMPANY                               BENEFICIARY               ISSUING BANK              AMOUNT                 EXPIRATION
-------                               -----------               ------------              ------                 ----------
                                                                                      ($ THOUSANDS)

Atlantic Thermal                 City of Atlantic City         First Chicago               107                     11/4/97

Atlantic Thermal                    Liberty Mutual             First Chicago               400                     1/3/98

Atlantic Thermal               Atlantic City Sewage Co.        First Chicago                20                     4/30/98
                                                                                            --

                                                                                           527